                                                                    EXHIBIT 99.1

                        IMC HOME EQUITY LOAN TRUST 1997-1

                              Officer's Certificate
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In connection with the above-referenced trust and pursuant to Section 8.16 of the related Pooling and Servicing Agreement ("Agreement"), IMC Mortgage Company (as "Servicer"), hereby confirms the following:

(i) a review of the activities of the Servicer during 1997 and of performance under the Agreement has been made under my supervision; and

(ii) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement for the calendar year 1997.


                                       IMC Mortgage Company


                                       By:  /s/ Thomas G. Middleton
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                                          Thomas G. Middleton
                                          President & Chief Operating Officer